Exhibit No. 32.1

Certification of the Principal Executive Officer and Principal Financial Officer

pursuant to 18 U.S.C. Section 1350, as adopted

pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for thee fiscal year ended  August 31, 2026 of E-SMART CORP. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Diana Vasylenko, Principal Executive, Financial and Accounting Officer of the Company, certifies, to the best of his knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2026	By:	/s/	Diana Vasylenko
		Name:	Diana Vasylenko
		Title:	President, Chief Executive Officer, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)